Exhibit 99.1


                     Pacific Premier Bancorp, Inc.
             Announces Changes in its Board of Directors

   COSTA MESA, Calif.--(BUSINESS WIRE)--Jan. 21, 2004--Ronald
Skipper, Chairman of Pacific Premier Bancorp, Inc. (NASDAQ:PPBI)(the "Company") the holding company of Pacific Premier Bank, F.S.B. (the "Bank"), announced today the addition of Sam Yellen and Roy A. Henderson as independent directors to the Board of the Company and Bank effective January 28, 2004.
   Mr. Yellen had 35 years of experience in public accounting with KPMG LLP until his retirement in 1990. Mr. Yellen served on KPMG's Board of Directors and Board's Audit Committee. After his retirement, Mr. Yellen utilized his extensive experience at KPMG as a business consultant and has served on the Board of Directors of several companies including Downey Financial Corporation and Wedbush Morgan Securities.
   Mr. Henderson has over 40 years of professional experience in the financial services, health care and aerospace industries. Currently he is the President & CEO of CNA Trust Bank headquartered in Costa Mesa, California. Mr. Henderson's prior board positions have included the Chairman and CEO of eosfinancial corp and eosbank, the Vice Chairman of Union Bank of California, and the Vice Chairman of The Bank of California.
   Mr. Yellen and Mr. Henderson will join the board as independent directors and will fill two of the three vacancies created by the resignations of directors Ezri Namvar, Thomas Palmer and Richard Marr. The three departing directors had joined the board as designees of New Life Holdings, LLC ("New Life") in connection with the purchase by New Life of a $12,000,000 senior secured note issued by the Company in January 2002. The note was repaid in full in October 2003 following successful completion of the Company's common stock offering. The Company and New Life have agreed to the early termination of New Life's right to nominate up to three directors for election to the Company's and Bank's board, and for the Company to use its best efforts to fill the remaining vacancy on the board with a qualified independent director.
   The Company is a savings and loan holding company that owns 100% of the capital stock of Pacific Premier Bank, F.S.B. (the "Bank"), the Company's principal operating subsidiary. The Bank is a federally chartered stock savings bank whose primary business includes branch banking and income property and construction lending. The Bank currently operates three full-service branches located in Orange and San Bernardino Counties, in Southern California. For more information see www.PacificPremierBank.com.

   FORWARD-LOOKING COMMENTS

   This press release may contain forward-looking statements as referenced in the Private Securities Litigation Reform Act of 1995. The statements contained in this press release that are not historical facts are forward-looking statements based on management's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. Forward-looking statements are inherently unreliable and actual results may vary. Factors which could cause actual results to differ from the forward-looking statements include: changes in the competitive marketplace; changes in the interest rate environment; changes in economic conditions; risks associated with credit quality and a corresponding increase in the provision for possible loan and lease losses; outcome of pending litigation; changes in the regulatory environment; changes in the California economy and in particular the real estate market, and other factors discussed in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

    CONTACT: Pacific Premier Bancorp, Inc., Costa Mesa
             Steven R. Gardner, 714-431-4000
             or
             John Shindler, 714-431-4000